ARTHUR ANDERSEN LLP




                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



To Alteon Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1997 included in Alteon Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this registration statement.


                                         /s/ Arthur Andersen LLP



Roseland, New Jersey
July 8, 1997